UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	March 16, 2017

CHC GROUP LTD.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-36261	98-0587405
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

190 Elgin Avenue George Town, KY1-9005 Cayman Islands
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 276-7500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

CHC Group Ltd. (the “Company”) intends to file on March 16, 2017 a Form 15 notice with the Securities and Exchange Commission (the “SEC”) to deregister its ordinary shares and preference shares under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Act”), and suspend the duty to file reports under Section 13(a) or 15(d) of the Act in respect of those equity securities. The Company and certain of its subsidiaries also intend to file additional Form 15 notices with the SEC on March 16, 2017 to suspend the duty to file reports under Section 13(a) or 15(d) of the Act in respect of the outstanding 9.25% Senior Secured Notes due 2020 and the 9.375% Senior Notes due 2021. The Company is eligible to deregister its ordinary shares and preference shares and suspend reporting by filing a Form 15 under Section 12(g) and 15(d) of the Act because the Company has fewer than 300 holders of record of its ordinary shares and preference shares. The Company and its relevant subsidiaries are eligible to suspend the duty to file reports under Section 13(a) or 15(d) of the Act because there are fewer than 300 holders of record of each of the referenced series of notes.

Upon the filing of the Form 15 notices, the Company’s and its subsidiaries’ obligation to file periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, under Section 13(a) or 15(d) of the Act will be suspended immediately. The deregistration under Section 12(g) of the Act is expected to be effective 90 days after the filing of the applicable Form 15 at which time the Company’s other filing requirements under Section 13(a) or 15(d) of the Act will terminate.

The Company’s ordinary shares are currently traded on the OTC Pink Market operated by the OTC Markets Group. Following the suspension of the Company’s obligation to file periodic reports, the Company anticipates its ordinary shares may continue to trade on the OTC Pink Market for a limited period, contingent upon market makers’ demonstrating continued interest in trading in the Company’s ordinary shares. However, there is no assurance that trading in the Company's ordinary shares will continue on the OTC Pink Market or any other securities exchange or quotation medium. The Company’s ordinary shares will be cancelled and will have no value following the effectiveness of the Company’s chapter 11 plan of reorganization.

In connection with the foregoing, among other things, the Company filed a post-effective amendment to its Registration Statement on Form S-8, removing from registration any unsold ordinary shares thereunder.

The decision of the Company’s Board of Directors to deregister the shares and suspend the duty to file reports under Section 13(a) or 15(d) of the Act in respect of the shares and each of the referenced series of notes was based on the consideration of numerous factors, including (i) the costs, both direct and indirect, incurred by the Company each year in connection with preparing and filing periodic reports with the SEC, (ii) the benefits of permitting senior management of the Company to spend less time on report preparation, which will allow them to devote full time and attention to the Company’s strategy and operations, (iii) the substantial costs and expected further substantial increase in accounting, legal and other costs associated with remaining a registered public company in light of the requirements of SEC rules, (iv) the Company’s outstanding equity and debt securities will be cancelled and have no value following the effectiveness of the Company’s chapter 11 plan of reorganization and (v) the possible effects of the public disclosure of information relating to the Company’s business and operations to competitors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHC Group Ltd.

March 16, 2017	By:	/s/ Hooman Yazhari
Name: Hooman Yazhari
Title: Senior Vice President, Legal and Administration